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                                                                    Exhibit 23.1


American Technology Corporation
San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 19, 2002, which contains an explanatory paragraph related to the Company's ability to continue as a going concern, relating to the financial statements and schedules of American Technology Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP
Costa Mesa, CA


August 4, 2003